UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The purpose of the disclosure in this Item 8.01 is to provide a description of the capital stock of Revolution Lighting Technologies, Inc. (the “Company”). This description is being provided for purposes of U.S. Securities and Exchange Commission (the “SEC”) forms that require the incorporation by reference of a description of securities contained in a registration statement filed under the Securities Exchange Act of 1934, as amended.

Description of Capital Stock

The following description of the Company’s capital stock summarizes the material terms and provisions of the Company’s capital stock. For a full description of terms relating to the Company’s capital stock, investors should refer to (i) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which is filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), which are filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2013, (iii) the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Nexxus Lighting, Inc. which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2012, (iv) the Certificate of Designations, Preferences and Rights of Series C Senior Convertible Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012, (v) the Certificate of Designations, Preferences and Rights of Series E Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2013, (vi) the Certificate of Designations, Preferences and Rights of Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 3, 2014 and (vii) the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

The Company is authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2014, there were 82,620,844 shares of the Company’s common stock and 33,226 shares of the Company’s preferred stock issued and outstanding.

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for the operation and expansion of the Company. Further, no dividend can be paid on the Company’s common stock without consent of the holders of the Company’s preferred stock. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The Company’s Certificate of Incorporation does not provide for preemptive, subscription, redemption or conversion rights with respect to the common stock. The rights of the holders of the Company’s common stock are subject to the rights of the holders of any series of preferred stock ranking senior to the common stock so designated.

Preferred Stock

The Company’s board of directors has authority to issue the preferred stock in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, as the board of directors may deem advisable. The board of directors may also set the qualifications, limitations or restrictions of the preferred stock, if any, including the number of shares in a series (which the board of directors may increase or decrease as permitted by the DGCL), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provisions with respect to any class or series as the board of directors may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of stockholders. The issuance of preferred stock with voting or conversion rights may adversely affect the voting rights of the holders of common stock.

As of June 30, 2014, the Company had the following classes of preferred stock issued and outstanding:

Class of Preferred Stock	Shares Issued and Outstanding
Series B convertible preferred stock, $.001 par value, aggregate liquidation preference of $20; 1,000,000 shares authorized	2
Series C convertible preferred stock, $.001 par value, aggregate liquidation preference of $10,964,000; 25,000 shares authorized	10,224
Series E convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $5,877,000; 10,000 shares authorized	5,000
Series G senior convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $18,900,000; 36,000 shares authorized	18,000

Total preferred stock shares issued and outstanding	33,226

Series B Convertible Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, the Company’s board of directors has authorized the Series B Convertible Preferred Stock (the “Series B Stock”). The Series B Stock is convertible at any time at the option of the holder into shares of the Company’s common stock, at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments. As of August 4, 2014, the 2 outstanding shares of Series B Stock are convertible into 153 shares of the Company’s common stock at the option of the holder. Each holder of Series B Stock is entitled to vote, together with the Company’s common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Stock held by such holder are convertible.

For so long as shares of Series B Stock are outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series B Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series B Stock has a liquidation preference per share equal to $10.00 per share and will share ratably on an as-converted basis with the Company’s common stock in the payment of dividends and distributions.

Series C Senior Convertible Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, the Company’s board of directors has authorized the Series C Senior Convertible Preferred Stock (the “Series C Stock”). The Series C Stock is convertible at any time at the option of the holder into shares of the Company’s common stock, at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (the “Series C Conversion Price”). As of August 4, 2014, the 10,224 outstanding shares of Series C Stock are convertible into 14,841,050 shares of the Company’s common stock at the option of the holder. Each holder of Series C Stock is entitled to vote, together with the Company’s common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C Stock held by such holder are convertible.

The Series C Stock has a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Stock converted into common stock immediately prior to the liquidation.

In the event of a change in control of the Company or a merger or recapitalization in which the Series C Stock is converted into property or securities other than shares of common stock, the Series C Stock will be automatically converted into common stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs after December 20, 2017) of $1,000 per share, subject to certain adjustments, in effect immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of common stock exceeds 200% of the Series C Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, the Company shall have the right to automatically convert the Series C Stock into common stock at the Series C Conversion Price.

Each share of Series C Stock is entitled to receive cumulative dividends payable at a rate per annum of 10% of $1,000 per share, subject to certain adjustments, on the date of issuance. Such dividends shall be payable through the issuance of additional shares of Series C Stock on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Stock shall share ratably on an as converted basis with the common stock in the payment of all other dividends and distributions.

Series E Senior Convertible Redeemable Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, the Company’s board of directors has authorized the Series E Senior Convertible Redeemable Preferred Stock (the “Series E Stock”). The Series E Stock is convertible into shares of the Company’s common stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (the “Series E Conversion Price”). As of August 4, 2014, the 5,000 outstanding shares of Series E Stock are convertible into 4,273,504 shares of the Company’s common stock at the option of the holder. Each holder of Series E Stock is entitled to vote, together with the Company’s common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series E Stock held by such holder are convertible. Pursuant to the voting rights established in the Certificate of Designations for the Series E Stock, for so long as any Series E Stock holder, or any affiliate thereof, holds outstanding shares of Series E Stock, shares of Series C Stock, shares of Series B Stock and/or other shares of preferred stock convertible or exchangeable for shares of common stock, that, on an as-converted basis, together with any shares of common stock held by such Series E holder, represent the percentages of the outstanding shares of common stock set forth below, after giving effect to the conversion into common stock of all preferred shares and such other preferred stock, the Series E holders, exclusively and as a separate class, shall be entitled to elect the number of directors of the Company set forth in the table below:

Ownership Percentage	Series E Directors
Fifty percent (50%) or more	4
Thirty percent (30%) or more, but less than fifty percent (50%)	3
Twenty percent (20%) or more, but less than thirty percent (30%)	2
Five percent (5%) or more, but less than twenty percent (20%)	1

Currently, the Series E Stock holder holds on an as-converted basis more than 50% of the outstanding shares of common stock after giving effect to the conversion of the all of the preferred stock held by the Series E Stock holder, and, accordingly, is entitled to elect four directors to the Company’s board of directors.

The Series E Stock has a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Stock converted into common stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series E Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by the

Company is equal to 110% of the Series E Liquidation Preference if the Series E Stock is redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Stock (the “Series E Original Issue Date”), 105% of the Series E Liquidation Preference if the Series E Stock is redeemed after the first anniversary of the Series E Original Issue Date but on or prior to the second anniversary of the Series E Original Issue Date, and the Series E Liquidation Preference if the Series E Stock is redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series E Stock, the Company must redeem the number of shares of Series E Stock so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after February 21, 2016, the third anniversary of the Series E Original Issue Date.

Each share of Series E Stock shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of $1,000 per share, subject to certain adjustments (the “Series E Dividend Rate”). To the extent funds are legally available and the Company is not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Series E Original Issue Date on each six-month anniversary of the Series E Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional shares of Series E Stock or in cash. To the extent the Company is unable to pay any Series E Dividend (i.e. in the event funds are not legally available or the Company is contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Series E Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as the Company is no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Stock shall share ratably on an as-converted basis with the common stock in the payment of all other dividends and distributions.

Series G Senior Convertible Redeemable Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, the Company’s board of directors has authorized the Series G Senior Convertible Redeemable Preferred Stock (the “Series G Stock”). The Series G Stock is convertible into shares of the Company’s common stock, at any time at the option of the holder at a conversion price per share equal to $2.30, subject to certain anti-dilution adjustments (the “Series G Conversion Price”). As of August 4, 2014, the 18,000 shares of Series G Stock are convertible into 7,826,087 shares of the Company’s common stock at the option of the holder. Each holder of Series G Stock is entitled to vote, together with the Company’s common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series G Stock held by such holder are convertible.

For so long as shares of Series G Stock are outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series G Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series G Stock will have a liquidation preference (the “Series G Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series G Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series G Stock converted into common stock immediately prior to the liquidation.

The Company has the option to redeem all or any part of the Series G Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by the Company is the Series G Liquidation Preference per share plus $900,000.00, if the Company redeems the Series G shares on or prior to the second anniversary of the date of the original issuance of shares of Series G Stock (the “Series G Original Issue Date”), or the Series G Liquidation Preference, if the Company redeems the Series G shares after the second anniversary of the Series G Original Issue Date. At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series G Stock, the Company must redeem the number of shares of Series G Stock so requested for cash at the Series G Liquidation Preference. Such option can only be exercised on or after the third anniversary of the Series G Original Issue Date.

Each share of Series G Stock shall be entitled to receive cumulative dividends payable at a rate per annum of nine percent (9%) of $1,000 per share, subject to certain adjustments (the “Series G Dividend”). At the holder’s option, such dividends shall be payable either in cash or in kind; provided, the Company shall not make any Series G dividend payments in kind through the issuance of additional Series G Stock to the extent (and only to the extent) such issuance would require the prior approval of the stockholders of the Company pursuant to NASDAQ Listing Rule 5635, and in lieu of such issuance, the Company will make such Series G dividend payments in cash. To the extent funds are legally available and the Company is not contractually prohibited from paying such Series G Dividend, the Series G Dividend must be declared and paid from and including the Series G Original Issue Date on each six-month anniversary of the Series G Original Issue Date.

Registration Rights

The following is a description of terms of registration rights by which certain holders of the Company’s capital stock can register shares of the Company’s common stock and is intended as a summary only. For a full description of the registration rights, investors should refer to the Registration Rights Agreement between the Company, RVL 1 LLC (“RVL”) and Aston Capital, LLC (“Aston”), which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012 (the “RVL Registration Rights Agreement”).

Under the RVL Registration Rights Agreement, certain holders of the Company’s common stock may make a written request that the Company register their shares on Form S–3, if the Company is eligible to file a registration statement on Form S–3, so long as the request covers shares with an anticipated aggregate offering price, net of underwriting discounts, commissions and other selling expenses, of at least $1,000,000. The Company is obligated to use reasonable best efforts to cause the Form S–3 to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as possible after the filing of such Form S–3, but in any event within 120 days after the date of the Form S–3 (180 days if the Form S–3 is reviewed by the SEC with respect to the availability of Rule 415).

Under the RVL Registration Rights Agreement, in the event that the Company proposes to register any shares of common stock under the Securities Act in connection with the public offering of such shares solely for cash, the holders of registrable securities under the RVL Registration Rights Agreement would be entitled to certain “piggy-back” registration rights allowing them to include their shares in such registration.

The Company agreed to pay the registration expenses of the holders of the shares registered pursuant to the RVL Registration Rights Agreement other than underwriting discounts, selling commissions, applicable stock transfer taxes and expenses and disbursements of counsel for any holder, except for the fees and disbursements of the selling holder’s counsel borne and paid by the Company as provided in the RVL Registration Rights Agreement.

The RVL Registration Rights Agreement contains customary cross-indemnification provisions, under which the Company is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violations of federal and state securities laws, and such holders are obligated to indemnify the Company for material misstatements or omissions or violations of federal and state securities laws attributable to them.

Certain Anti-Takeover Provisions of the Company’s Certificate of Incorporation and Bylaws

The Company’s Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of the Company and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company’s board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Controlled Company. RVL, an affiliate of the Company’s Chairman and Chief Executive Officer, beneficially owns a majority of the Company’s outstanding shares of common stock and preferred stock, including all of the outstanding shares of the Series E Stock. Consequently, RVL controls the outcome of all matters submitted for stockholder action, including the composition of the board of directors and the approval of significant corporate transactions. Through its majority representation on the board of directors, RVL has a controlling influence on the

Company’s strategic direction, policies and management, including the ability to appoint and remove officers. As a result, RVL may cause the Company to take actions that may not be aligned with the interests of other stockholders. For example, RVL may prevent, delay or accelerate any transaction involving a change in control or in which the Company’s stockholders might receive a premium over the prevailing market price for their shares, or may determine to pursue a transaction not involving a premium.

Series E Senior Convertible Redeemable Preferred Stock. As long as any shares of Series E Stock are outstanding, the Company shall not, without the affirmative vote or written consent of at least a majority of the then outstanding shares of Series E Stock, among other things, amend, alter or repeal provisions of the Certificate of Incorporation or Bylaws, authorize or create any series of capital stock or securities convertible into capital stock, increase the size of the Board to greater than eight members, increase or decrease the number of authorized shares of the Company’s capital stock or consummate a business combination that will result in a change of control of the Company.

Undesignated Preferred Stock. The Company’s Certificate of Incorporation authorizes the issuance of preferred stock, which can be created and issued by the Company’s board of directors without prior stockholder approval, with rights senior to those of the Company’s common stock. The existence of authorized but unissued shares of preferred stock may enable the Company’s board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Advance Notice Requirements. The Company’s Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors and other business to be brought before stockholder meetings. The notice must contain information specified in the Company’s Bylaws.

Removal of Directors and Director Vacancies. The Company’s Bylaws provide that directors may be removed by stockholders with or without cause, by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock entitled to vote, or by a majority vote of the board of directors, and the vacancy in the board of directors caused by any such removal may be filled by such stockholders or directors, as the case may be.

Transfer Agent and Registrar

The transfer agent for the Company’s common stock is American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219.

Listing

The Company’s common stock is quoted on the NASDAQ Capital Market under the symbol “RVLT.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

	By:	/s/ Charles J. Schafer
Charles J. Schafer President and Chief Financial Officer